     As filed with the Securities and Exchange Commission on July 17, 2001
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           MICROSTRATEGY INCORPORATED
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                    51-0323571
(State or other jurisdiction of incorporation or           (I.R.S. Employer
                organization)                            Identification Number)


   1861 International Drive, McLean, Virginia                   22102
   (Address of Principal Executive Offices)                   (Zip Code)

                              AMENDED AND RESTATED
                   1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES
                            (Full title of the Plan)

                                Michael J. Saylor
         Chairman of the Board of Directors and Chief Executive Officer
                           MicroStrategy Incorporated
                            1861 International Drive
                             McLean, Virginia 22102
                     (Name and address of agent for service)

                                 (703) 848-8600
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Thomas S. Ward, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109


                         CALCULATION OF REGISTRATION FEE


                                                     Proposed maximum           Proposed             Amount of
   Title of securities            Amount to be        offering price        maximum aggregate      registration
    to be registered               Registered          per share(1)         offering price(1)          fee(2)
    ----------------               ----------          ------------         -----------------          ------
Class A Common Stock, $.001
 par value per share              200,000 shares          $3.17                 $634,000               $158.5

-----------------
(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq National Market for shares of the Class A Common Stock on July 11, 2001.
(2) Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets against the filing fee required in connection with this registration statement a portion of the remaining $420.13 of the filing fee of $18,474.81 paid by the registrant in connection with the Registration Statement on Form S-3 (File No. 333-60070), filed by the registrant on May 2, 2001 and withdrawn on June 18, 2001. Accordingly, no filing fee has been submitted herewith.

================================================================================

                                EXPLANATORY NOTE

  In accordance with the instructional note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of class A common stock pursuant to the MicroStrategy Incorporated Amended and Restated 1997 Stock Option Plan for French Employees (the "Plan"). This Registration Statement on Form S-8 hereby registers 200,000 additional shares of class A common stock pursuant to the Plan. A Registration Statement on Form S-8 (File No. 333-58189), registering an aggregate of 600,000 shares of class A common stock (adjusted to reflect a two-for-one stock split effected in January 2000 in the form of a common stock dividend) under the Plan was filed with the Securities and Exchange Commission on June 30, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission
(the "Commission").   The following documents, which are on file with the
Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated
by reference herein modifies or supersedes such statement.   Any statement so
modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

  ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. MicroStrategy has included such a provision in its Certificate of Incorporation.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     MicroStrategy's certificate of incorporation provides that an officer or director of MicroStrategy will not be personally liable to MicroStrategy or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the Delaware General Corporation Law. The provision has no effect on any non-monetary remedies that may be available to MicroStrategy or its stockholders, nor does it relieve MicroStrategy or its officers or directors from compliance with federal or state securities laws. MicroStrategy's certificate of incorporation also generally provides that MicroStrategy shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of MicroStrategy, or is or was serving at the request of MicroStrategy as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by MicroStrategy if the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the MicroStrategy, or with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

  MicroStrategy has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

  ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

  ITEM 9.  UNDERTAKINGS.

  1.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on July 17, 2001.

                              MICROSTRATEGY INCORPORATED

                              By: /s/ Michael J. Saylor
                                 -------------------------------
                                 Michael J. Saylor
                                 Chairman of the Board of Directors and
                                 Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints Michael
J. Saylor, Sanju K. Bansal, Eric F. Brown, Jonathan F. Klein and Thomas S. Ward as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                            Date
            ---------                             -----                            ----

/s/ Michael J. Saylor               Chairman of the Board of Directors          July 17, 2001
----------------------------------  and Chief Executive Officer
Michael J. Saylor                   (Principal Executive Officer)


/s/ Eric F. Brown                   President and Chief Financial Officer       July 17, 2001
----------------------------------  (Principal Financial and Accounting
Eric F. Brown                       Officer)


/s/ Sanju K. Bansal                 Director                                    July 17, 2001
----------------------------------
Sanju K. Bansal



            Signature                             Title                            Date
            ---------                             -----                            ----

/s/ F. David Fowler                 Director                                    July 17, 2001
----------------------------------
F. David Fowler


/s/ Frank A. Ingari                 Director                                    July 17, 2001
----------------------------------
Frank A. Ingari


/s/ Jonathan J. Ledecky             Director                                    July 17, 2001
----------------------------------
Jonathan J. Ledecky


/s/ Stuart B. Ross                  Director                                    July 17, 2001
----------------------------------
Stuart B. Ross


/s/ John W. Sidgmore                Director                                    July 17, 2001
----------------------------------
John W. Sidgmore


/s/ Ralph S. Terkowitz              Director                                    July 17, 2001
----------------------------------
Ralph S. Terkowitz


                                  EXHIBIT INDEX

Exhibit
Number                               Description
---------------------------  ---------------------------

4.1           Amended and Restated Certificate of Incorporation of the
              Registrant, as amended (Filed as Exhibit 3.1 to the Registrant's
              Registration Statement on Form S-1, as amended (File No.
              333-49899) and incorporated by reference herein).

4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 000-24435) and incorporated by reference herein).

4.3           Amended and Restated By-Laws of the Registrant (Filed as Exhibit
              3.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-49899) and incorporated by reference herein)

5.1           Opinion of Hale and Dorr LLP

23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2          Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)